Exhibit 10.30

GLOBE HOLDING CORP.

NON-EMPLOYEE DIRECTOR

RESTRICTED STOCK UNIT AGREEMENT

2014 STOCK INCENTIVE PLAN

THIS NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”), is made, effective as of             , 20        (hereinafter the “Grant Date”), by and between Globe Holding Corp. (the “Company”), and     (the “Participant”).

RECITALS:

WHEREAS, the Company has adopted the Globe Holding Corp. 2014 Stock Incentive Plan (the “Plan”), pursuant to which Other Stock-Based Awards including in the form of restricted stock units (which entitle the holder to receive one Share of voting Common Stock in respect of each such unit upon settlement of the award) (“Restricted Stock Units”) may be granted;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company and its stockholders to grant to the Participant an Other Stock-Based Award in the form of Restricted Stock Units as provided herein and subject to the terms set forth herein; and

WHEREAS, all capitalized terms not defined in this Agreement shall have the meanings ascribed thereto in the Plan.

NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Grant of Restricted Stock Units. The Company hereby grants to the Participant on the Grant Date, a total of     Restricted Stock Units (the “Participant RSUs”) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Participant RSUs shall vest and settle in accordance with Section 3 hereof. As a condition to the award of the Participant RSUs, and prior to the receipt of the RSU Shares (as defined in Section 2(b) below) on the first Vesting Date, the Participant shall execute (to the extent the Participant has not already done so) a copy of the Stockholders Agreement and deliver the same to the Company, along with such additional documents as the Company may require.

2. Terms and Conditions.

(a) Vesting. The Participant RSUs shall vest and become non-forfeitable in equal annual installments on each of the first, second and third anniversaries of the Grant Date, subject to the Participant’s continued Employment through each such date; provided, that, notwithstanding the foregoing, all unvested Participant RSUs shall automatically vest upon a Change in Control if the Participant’s Employment has not been terminated prior to such Change in Control (each such anniversary of the Grant Date and the date of a Change in Control, a “Vesting Date”). Upon the termination of the Participant’s Employment for any reason, all unvested Participant RSUs (and any Participant RSU Dividend Equivalents (as defined below) related to such unvested Participant RSUs) shall be automatically forfeited for no consideration.

(b) Settlement. Within thirty (30) days of each Vesting Date, all Participant RSUs that vested on such Vesting Date will be settled by the Company issuing to the Participant one (1) Share of voting Common Stock for each whole Participant RSU (such Shares, the “RSU Shares”) and making a cash payment to the Participant equal to the Fair Market Value of any fractional Participant RSU.

(c) Restrictions. The Participant RSUs granted hereunder may not be sold, pledged or otherwise transferred (other than by will or the laws of decent and distribution) and may not be subject to lien, garnishment, attachment or other legal process. The Participant acknowledges and agrees that, with respect to the Participant RSUs, the Participant has no voting rights with respect to the Company unless and until such Participant RSUs are settled in RSU Shares pursuant to Section 3(b) hereof. The RSU Shares are subject to the transfer restrictions set forth in the Plan, the Stockholders Agreement and any transfer restrictions that may be described in the Company’s certificate of incorporation or bylaws or charter in effect at the time of the contemplated transfer.

(d) Dividends. If on any date the Company pays any dividend with respect to its Shares (the “Payment Date”), then, with respect to each unvested Participant RSU, the Participant shall be entitled to receive [an amount in cash equal to the per share cash amount of such dividend (or, in the case of a dividend payable in Shares or in property other than cash, the per share equivalent cash value of such dividend, as determined in good faith by the Committee)] [(i) in the case of a dividend payable in cash, an amount in cash equal to the per share cash amount of such dividend or (ii) in the case of a dividend payable in Shares or in property other than cash, the per share amount of such Shares or other property (each such cash amount [or such Shares or other property] a “Participant RSU Dividend Equivalent”). Any Participant RSU Dividend Equivalents payable to a Participant in accordance with this Section 3(d) shall vest and be settled at the same time as the original Participant RSUs to which they are attributable.

(e) Rights as a Stockholder. Upon and following the delivery of RSU Shares on each Vesting Date, the Participant shall be the record owner of such RSU Shares unless and until such RSU Shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a holder of Shares, including, without limitation, voting rights, if any, with respect to the RSU Shares. Prior to the delivery of RSU Shares on each Vesting Date, the Participant shall not be deemed for any purpose to be the owner of such portion of the Shares underlying the Participant RSUs.

3. Miscellaneous.

(a) General Assets. All amounts credited to the Account under this Agreement shall continue for all purposes to be part of the general assets of the Company. The Participant’s interest in the Account shall make the Participant only a general, unsecured creditor of the Company.

(b) Notices. Any notices provided for in this Agreement or the Plan shall be given in writing and shall be delivered by hand or sent by Federal Express, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to the Participant, five (5) days after deposit in the United States mail, postage prepaid, addressed to the Participant at the last address the Participant provided to the Company.

(c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(d) Bound by Plan and Stockholders Agreement. By signing this Agreement, the Participant acknowledges that (i) the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan and (ii) the Participant has received and read the Stockholders Agreement, and (iii) the RSU Shares will be subject to the Stockholders Agreement.

(e) Beneficiary. The Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Company and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

(f) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(g) Governing Plan Document and Entire Agreement. The Participant RSUs are subject to all interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control. This Agreement, the Plan and the Stockholders Agreement contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(h) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

(i) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(j) Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

GLOBE HOLDING CORP.

By

Its

PARTICIPANT:

Name:

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